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                                                                    EXHIBIT 4.42

                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                  $750,000,000

                9% Senior Subordinated Notes due October 1, 2008

                               PURCHASE AGREEMENT

                                                              September 25, 1998


GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

                  Chancellor Media Corporation of Los Angeles (the "COMPANY"), a Delaware corporation, and each subsidiary guarantor named on the signature page hereto (the "GUARANTORS" and together with the Company, the "ISSUERS"), hereby confirm their agreement with you (the "INITIAL PURCHASERS"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $750,000,000 in aggregate principal amount of its 9% Senior Subordinated Notes due 2008, Series A (the "NOTES" and, together with the guarantee of each Guarantor (the "GUARANTEE"), the "SECURITIES"). The Notes are to be issued under an indenture (the "INDENTURE") to be dated as of September 30, 1998 by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Company has prepared an offering circular dated September 25, 1998 (the "OFFERING CIRCULAR") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed, among other things, to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein (i) a registration statement (the "REGISTRATION STATEMENT") under the Act relating to the Company's 9% Senior Subordinated Notes due 2008, Series B (the "EXCHANGE NOTES"), to be offered in exchange for the Notes or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of debt securities of the Company substantially identical to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.



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                  2.     Representations and Warranties of each of the Issuers.
Each of the Issuers represents and warrants to and agrees with the Initial Purchasers that:

                         (a)  The Offering Circular and any amendment or
supplement thereto as of the date thereof does not and as of the Closing Date (as defined in Section 3 below) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchasers expressly for use in the Offering Circular or any amendment or supplement thereto.

                         (b)  Each of the Issuers has been duly organized, is
validly existing and is in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own its properties and conduct its businesses as now conducted as described in the Offering Circular, and is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, condition (financial or other) or results of operations of the Issuers, taken as a whole (a "MATERIAL ADVERSE EFFECT"). As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Offering Circular under the caption "Description of Capital Stock;" the outstanding shares of capital stock of each of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and except as disclosed in the Offering Circular under the caption "Description of Certain Indebtedness--Senior Credit Facility," all of the outstanding shares of capital stock of each of the Guarantors are owned (directly or indirectly) by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions) or voting. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than interests in its subsidiaries or as described in the Offering Circular.

                         (c)  No holder of securities of the Issuers will be
entitled to have such securities registered under the registration statements required to be filed by any of the Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

                         (d)  The Company has all requisite corporate power and
authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture and conform in all material respects to the description thereof in the Offering Circular. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except insofar as the usury waiver contained therein may be unenforceable. Each of the

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Issuers has all requisite power and authority to execute, deliver and perform its respective obligations under the Indenture; the Indenture has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except insofar as the usury waiver contained therein may be unenforceable.

                         (e)  The Guarantees have been duly authorized by each
Guarantor and, when executed by the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture will, upon the execution, authentication and delivery of the Notes and payment therefor in accordance with the terms of this Agreement, be entitled to the benefits of the Indenture and will constitute a valid and legally binding obligation of the Guarantors enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except insofar as the usury waiver contained therein may be unenforceable.

                         (f)  Each of the Issuers has all requisite corporate
power and authority to execute and deliver this Agreement, to issue and deliver the Securities and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of the Issuers. No consent, approval, authorization or order of any court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the performance of this Agreement, the Notes, the Guarantees, the Indenture or any of the transactions contemplated hereby by any of the Issuers, to the extent a party thereto, except such as have been obtained and such as may be required under state securities or blue sky laws in connection with the purchase and initial resale of the Securities by the Initial Purchasers and except as contemplated by the Registration Rights Agreement. None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document),
(ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of the Issuers, which violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of the Issuers is a party or to which the Company or the Guarantors is subject, which violation or default would have a Material Adverse Effect.

                         (g)  Each of the Issuers has all requisite corporate
power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding obligation of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

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                         (h)  The execution, delivery and performance by the
Company and the Guarantors of this Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or violation by the Company of any of
(i) the terms or provisions of, or constitute a default by any Issuer under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or other agreement or instrument to which any Issuer is a party or to which any of them or their respective properties is subject (each a "CONTRACT" or collectively, the "CONTRACTS"), which conflict, breach, violation or default would have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any Issuer, as the same will be in effect on the Closing Date, or (iii) (assuming compliance with all applicable state securities and blue sky laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any Issuer or any of their properties, which conflict, breach, violation or default would have a Material Adverse Effect.

                         (i)  The audited consolidated financial statements of
the Company and its consolidated subsidiaries included in the Offering Circular present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited consolidated financial statements and the related notes included in the Offering Circular present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments and the more detailed note requirements for audited statements, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. To the Company's knowledge, PricewaterhouseCoopers, LLP, KPMG Peat Marwick LLP and Arthur Andersen LLP which have examined certain of such consolidated financial statements as set forth in its reports included in the Offering Circular are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its rulings and interpretations.

                         (j)  The pro forma consolidated financial information
(including the notes thereto) included in the Offering Circular (A) presents the information shown therein under the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); (B) has been prepared in accordance with the applicable requirements of Regulation S-X promulgated under the Exchange Act; (C) has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and (D)has been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma condensed consolidated financial information included in the Offering Circular are reasonable and the adjustments used therein are reasonably appropriate to give effect to the transactions or circumstances referred to therein.

                         (k)  Except as described in the Offering Circular,
there is not pending or, to the knowledge of any Issuer, threatened, any action, suit, proceeding, inquiry or investigation to which any Issuer is a party, or to which the property of any Issuer or any Guarantor is subject, before or brought by any court or governmental agency or body (including, without limitation, the FCC), that would have a Material Adverse Effect.

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                         (l)  Each of the Issuers owns or possesses licenses or
other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Offering Circular, and none of the Issuers has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                         (m)  Each of the Issuers has obtained, or has applied
for, all licenses, permits, franchises and other governmental authorizations necessary to conduct the businesses now or proposed to be operated by it as described in the Offering Circular, the lack of which would have a Material Adverse Effect.

                         (n)  Subsequent to the respective dates as of which
information is given in the Offering Circular and except as described therein or contemplated thereby, (i) none of the Issuers has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

                         (o)  Except as described in the Offering Circular, none
of the Issuers is in default under any Contract, has received a notice or claim of any such default or has knowledge of any breach of any Contract by the other party or parties thereto, except such defaults or breaches as would not have a Material Adverse Effect.

                         (p)  Each of the Issuers has filed all necessary
federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not have a Material Adverse Effect, and each has paid all taxes shown as due thereon; and other than tax deficiencies which any Issuer is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against any Issuer that would have a Material Adverse Effect.

                         (q)  None of the Issuers nor any agent acting on their
behalf has taken or will take any action that might cause this Agreement or the issuance and sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                         (r)  Each of the Issuers has good and marketable title
to all real property and good title to all personal property described in the Offering Circular as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Circular as being leased by it (except for those leases of real property in which the Company has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Offering Circular or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not have a Material Adverse Effect.

                         (s)  Except for the Company's existing credit agreement
and except as described in the Offering Circular, there are no consensual encumbrances or restrictions on the ability of the Guarantors (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company; (ii) to make any loans or advances to, or investments in, the Company;

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or (iii) to transfer any of its property or assets to the Company or the
Guarantors or any other subsidiary of the Company or the Guarantors.

                         (t)  None of the Issuers is an "investment company" or
"promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                         (u)  None of the Issuers nor, to their knowledge, any
of their directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                         (v)  Each of the Issuers is in compliance with all
provisions of Section 517.075 of Florida Statutes, as amended, relating to issuers doing business with Cuba.

                         (w)  The Notes, the Guarantees, the Exchange Notes, the
Private Exchange Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Circular.

                         (x)  None of the Issuers nor any of their respective
Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, the Company has not been informed by counsel that it is necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

                         (y)  No securities of the Company or any subsidiary are
of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                         (z)  The statistical and market-related data included
in the Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

                  Any certificate signed by any officer of the Company or any subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuers, all of the Notes at 97.50% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such

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denomination or denominations and registered in such name or names as the
Initial Purchasers request upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefore by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, at 9:00 A.M., New York time, on September 30, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Goldman, Sachs & Co. in New York, New York, or at such other place as Goldman, Sachs & Co. may designate, prior to or on the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Offering Circular, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Issuers. Each of the Issuers, jointly and severally, covenants and agrees with the Initial Purchasers that:

                         (a)  None of the Issuers will amend or supplement the
Offering Circular or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which will not be unreasonably withheld. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Offering Circular that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                         (b)  Each of the Issuers will cooperate with the
Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or blue sky laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not so subject.

                         (c)  If, at any time prior to the completion of the
distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Offering Circular as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Circular to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Offering Circular that corrects such statement or omission or effects such compliance.

                         (d)  Each of the Issuers will, without charge, provide
to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Offering Circular or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

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                         (e)  The Company will apply the net proceeds from the
sale of the Notes substantially as set forth under "Use of Proceeds" in the Offering Circular.

                         (f)  For so long as the Securities remain outstanding
(but in no event longer than five years), the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                         (g)  Prior to the Closing Date, the Issuers will
furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Circular.

                         (h)  None of the Issuers nor any of their respective
Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                         (i)  The Issuers will not engage in any form of general
solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                         (j)  The Issuers will use their reasonable best efforts
to (i) assist the Initial Purchasers in permitting the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages system (the "PORTAL System") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

6. Expenses. The Issuers, jointly and severally, agree to pay the following costs and expenses and all other costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Offering Circular and any amendment or supplement thereto, and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities (including Trustee's fees),
(v) the qualification of the Notes under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) fees and expenses of the Trustee, including reasonable fees and expenses of counsel for the Trustee, and (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL System. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial

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Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Latham & Watkins, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

               7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in its sole discretion, be subject to the following conditions on or prior to the Closing Date:

                         (a)  The Initial Purchasers shall have received the
opinion in form and substance satisfactory to the Initial Purchasers, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Issuers, substantially in the form of Exhibit B hereto. In rendering such opinion, Weil, Gotshal & Manges LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                         (b)  The Initial Purchasers shall have received an
opinion or opinions, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and certain FCC regulatory matters, and such other related matters as the Initial Purchasers may require. In rendering such opinion or opinions, Latham & Watkins shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion or opinions, Latham & Watkins may state that their opinion or opinions is limited to matters of New York, California, Delaware corporate and federal law.

                         (c)  The Initial Purchasers shall have received
customary comfort letters from PricewaterhouseCoopers, LLP and KPMG Peat Marwick LLP, dated September 30, 1998 and shall have received a customary comfort letter dated September 29, 1998, and a customary bring-down comfort letter from Arthur Anderson LLP, in each case addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

                         (d)  The representations and warranties of the Issuers
contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; the Issuers shall have complied in all material respects with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Offering Circular, there shall have been no material adverse change in the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole, except as set forth in, or contemplated by, the Offering Circular.

                         (e)  The issuance and sale of the Securities by the
Issuers hereunder shall not be enjoined (temporarily or permanently) on the Closing Date and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement or any other transactions hereby, before any court or governmental authority (including, without limitation, the FCC).

                         (f)  Subsequent to the date as of which information is
given in the Offering Circular, except as described in or as contemplated by the Offering Circular, none of the Issuers shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are material to the Issuers, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole, and, other than as contemplated by the Offering Circular, there shall not have been any change in the capital stock or long-term indebtedness of any Issuer that is material to the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole.

                         (g)  Subsequent to the date as of which information is
given in the Offering Circular, the conduct of the business and operations of the Company or any of its subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any of its subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not have a Material Adverse Effect.

                         (h)  The Initial Purchasers shall have received a
certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Vice President and Assistant Secretary of the Company, to the effect that:

                         (i) The representations and warranties of the Issuers in this Agreement are true and correct in all material respects as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made to a certain date), and each Issuer has performed in all material respects all covenants and agreements and satisfied, in all material respects, all conditions on their part to be performed or satisfied hereunder, to the extent a party thereto, at or prior to the Closing Date;

                         (ii) At the Closing Date, since the date hereof or
                  since the date of the most recent financial statements in the Offering Circular, except as described in the Offering Circular, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a Material Adverse Effect;

                         (iii) The issuance and sale of the Securities by the
                  Issuers hereunder has not been enjoined (temporarily or permanently) by any court or governmental agency or body (including without limitation, the FCC); and

                         (iv) Subsequent to the respective dates as of which
                  information is given in the Offering Circular, except in each case as described in or as contemplated by the Offering Circular, none of the Issuers has incurred any liabilities or obligations, direct or contingent, that are material to the Issuers, taken as a whole, or entered into any transactions that, individually or in the aggregate, would have a Material Adverse Effect; and there has been no change in the capital stock or long-term indebtedness of the Issuers that individually or in the aggregate would have a Material Adverse Effect.

                         (i)  On the Closing Date, the Initial Purchasers shall
have received the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect on the Closing Date.

                         (j)  On or before the Closing Date, the Initial
Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers as they shall have heretofore reasonably requested from the Issuers.

                  All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8.     Offering of Notes; Restrictions on Transfer.

                         (a)  The Initial Purchasers represents and warrants
that it is a "qualified institutional buyer" as defined in Rule 144A promulgated under the Act ("QIB"). The Initial Purchasers agrees with the Issuers that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom it reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Offering Circular (each such entity referenced in this clause (ii), an "ELIGIBLE PURCHASER").

                         (b)  The Initial Purchasers represents and warrants (as
to itself only) with respect to offers and sales outside the United States that
(i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Circular or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "SECURITIES ACT") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
         (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S.

                         (c)  The Initial Purchasers represent and warrant that
the source of funds being used by it to acquire the Securities does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")) or any "plan" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code")).

                  9.     Indemnification and Contribution.

                         (a)  The Issuers, jointly and severally, will indemnify
and hold harmless the Initial Purchasers and each person or persons who control the Initial Purchasers within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Initial Purchasers and any control person for any legal or other expenses reasonably incurred by the Initial Purchasers or such control person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case (and shall be entitled to reimbursement of advanced expenses, if applicable) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein.

                         (b)  The Initial Purchasers will indemnify and hold
harmless each of the Issuers, their respective directors, officers and each person, if any, who controls any Issuer within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or their respective directors, officers or controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and will reimburse the Issuers or any such director, officer or control person for any legal or other expenses reasonably incurred by such Issuer or director, officer or control person in connection with investigating or defending any such action or claim as such expenses are incurred.

                         (c)  Promptly after receipt by an indemnified party
under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                         (d)  If the indemnification provided for in this
Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                         (e)  The obligations of the Issuers under this Section
9 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchasers within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 9 shall be in addition to any liability which the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and to each person, if any, who controls any Issuer within the meaning of the Act.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of it pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and
(b) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given on or prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                         (i) A downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                         (ii) A suspension or material limitation in trading in
                  securities generally on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ Stock Market's National Market;

                         (iii)A suspension or material limitation in trading in
                  the Chancellor Media Corporation's Common Stock on the NASDAQ Stock Market's National Market;

                         (iv) A general moratorium on commercial banking
                  activities declared by either Federal or New York or Texas state authorities; or

                         (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular.

                         (b)  Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the first sentence of the last paragraph of text on the cover pages of the Offering Circular, concerning the terms of the offering by the Initial Purchasers, the last paragraph on page ii of the Offering Circular, concerning stabilization and over-allotment by the Initial Purchasers, the second paragraph of text under the caption "Underwriting" in the Offering Circular, concerning the terms of the offering by the Initial Purchasers, the second sentence of the fifth paragraph of text under the caption "Underwriting" in the Offering Circular, concerning market making by the Initial Purchasers, and the eighth paragraph of text under the caption "Underwriting" in the Offering Circular, concerning over-allotment and stabilizing transactions by the Initial Purchasers. constitute the only information furnished on behalf of the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Corporate Finance Department; if sent to the Issuers, shall be mailed, delivered or telecopied to the Issuers at Chancellor Media Corporation of Los Angeles, 300 Crescent Court, Suite 600, Dallas, Texas 75201, Attention:
President.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by addressee, if telecopied.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantors and the Initial Purchasers.

                                       Very truly yours,

                                       The Company

                                       CHANCELLOR MEDIA CORPORATION OF
                                       LOS ANGELES


                                       By: /s/ OMAR CHOUCAIR
                                          -------------------------------------
                                       Name:    Omar Choucair
                                       Title:   Vice President

                                       The Guarantors:

                                       On behalf of the Subsidiary Guarantors
                                       listed on Schedule A hereto:


                                       By: /s/ OMAR CHOUCAIR
                                          -------------------------------------
                                       Name:    Omar Choucair
                                       Title:   Vice President


The Initial Purchasers:
GOLDMAN, SACHS & CO.

By: /s/ GOLDMAN, SACHS & CO.
   -------------------------------
     Name:
     Title:

                                   SCHEDULE A

                             CERTAIN SUBSIDIARIES OF
                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

   (all subsidiaries are Delaware corporations except as expressly indicated)

1.    Chancellor Media Corporation Of The Lone Star State
2.    KZPS/KDGE License Corp.
3.    Chancellor Media Corporation of California
4.    KIOI License Corp.
5.    Chancellor Media Corporation of Illinois
6.    Chancellor Media Illinois License Corp.
7.    Chancellor Media Corporation of Dade County
8.    WVCG License Corp.
9.    Chancellor Media Corporation of Massachusetts
10.   Chancellor Media Pennsylvania License Corp.
11.   Chancellor Media Corporation of Miami
12.   WEDR License Corp.
13.   Chancellor Media of Houston Limited Partnership
14.   Chancellor Media Corporation of Houston
15.   Chancellor Media Corporation of the Keystone State
16.   Chancellor Media Corporation of New York
17.   Chancellor Media Corporation of Charlotte
18.   WIOQ License Corp.
19.   Chancellor Media Corporation of Washington, D.C.
20.   Chancellor Media Corporation of St. Louis
21.   Chancellor Media Corporation of Michigan
22.   Chancellor Media / WAXQ Inc.
23.   WAXQ License Corp.
24.   Chancellor Media / KCMG Inc.
25.   Chancellor Media / Riverside Broadcasting Co., Inc.
26.   WLTW License Corp.
27.   Chancellor Media Corporation of the Capital City
28.   Chancellor Media D.C. License Corp.
29.   Chancellor Media Licensee Company
30.   Chancellor Media/Trefoil Communications, Inc.
31.   Chancellor Media/Shamrock Broadcasting, Inc.
32.   Chancellor Media/Shamrock Radio Licenses, Inc.
33.   Chancellor Media/Shamrock Broadcasting Licenses of Denver, Inc.
34.   Chancellor Media/Shamrock Broadcasting of Texas, Inc (a Texas corporation)
35.   Chancellor Media/Shamrock Radio Licenses, LLC
36.   Chancellor Media Outdoor Corporation
37.   Chancellor Media Nevada Sign Corporation
38.   Chancellor Media MW Sign Corporation
39.   Chancellor Media Martin Corporation
40.   Western Poster Service, Inc. (a Texas corporation)
41.   The AMFM Radio Networks, Inc.
42.   Chancellor Media Air Services Corporation

43.   Chancellor Media Whiteco Outdoor Corporation
44.   Chancellor Merger Corp.
45.   Broadcast Architecture, Inc. (a Massachusetts corporation)
46.   Martin Media (a California limited partnership)
47.   Dowling Company Incorporated (a Virginia corporation)
48.   Nevada Outdoor Systems, Inc. (a Nevada corporation)
49.   MW Sign Corp. (a California corporation)
50.   Martin & MacFarlane, Inc. (a California corporation)
51.   Katz Media Corporation
52.   Katz Communications, Inc.
53.   Katz Millennium Marketing, Inc.
54.   Amcast Radio Sales, Inc.
55.   Christal Radio Sales, Inc.
56.   Eastman Radio Sales, Inc.
57.   Seltel Inc.
58.   Katz Cable Corporation
59.   The National Payroll Company, Inc.
60.   Chancellor Media Radio Licenses, LLC
61.   KLOL License Limited Partnership
62.   WTOP License Limited Partnership
63.   Radio 100, L.L.C.

                                      S-2